SUN & SUN INDUSTRIES, INC.

Financial statements for the nine months ended September 30, 2014 (unaudited)

and for the years ended December 31, 2013 and 2012 (audited)

Sohail Raza, CPA, CA, CPA (Colorado, USA)
Chartered Accountant, Licensed Public Accountant
Park Place Corporate Centre
15 Wertheim Court, Suite 409
Richmond Hill, ON L4B 3H7

Tel: 416 671 7292 / 905 882 9500
Fax: 905 882 9580
Email: sohail.raza@srco.ca
www.srco.ca

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Sun & Sun Industries, Inc.

We have audited the accompanying balance sheets of Sun & Sun Industries, Inc. (“the Company”) as of December 31, 2013 and 2012, and the related statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our qualified opinion.

We were not engaged as auditors of the Company until after December 1, 2014, and, therefore, did not observe the counting of physical inventories at the beginning and end of the years ended December 31, 2013 and 2012. We were unable to satisfy ourselves by performing other auditing procedures concerning the inventory held at the beginning and end of the years reported. As a result, we were unable to determine whether any adjustments might have been necessary in respect of the inventory and accumulated deficit balances as at the beginning and end of the years reported and in respect of the gross profit, net loss and comprehensive loss for the years reported.

In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to satisfy ourselves concerning the inventory as described in the preceding paragraph, the financial statements referred to in the first paragraph above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

(continues)

F-1

Sohail Raza, CPA, CA, CPA (Colorado, USA)
Chartered Accountant, Licensed Public Accountant
Park Place Corporate Centre
15 Wertheim Court, Suite 409
Richmond Hill, ON L4B 3H7

Tel: 416 671 7292 / 905 882 9500
Fax: 905 882 9580
Email: sohail.raza@srco.ca
www.srco.ca

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (continued)

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred significant operating losses, has a working capital deficit and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SRCO Professional Corporation
CHARTERED ACCOUNTANT
Authorized to practise public accounting by the
Chartered Professional Accountants of Ontario

Richmond Hill, Ontario, Canada
January 5, 2015

F-2

SUN & SUN INDUSTRIES, INC.

BALANCE SHEETS

(Expressed in US dollars)

	As at	As at	As at
	September 30, 2014	December 31, 2013	December 31, 2012
	(unaudited)	(audited)	(audited)
	$	$	$

ASSETS
Current assets
Cash	145,238	417,383	182,300
Accounts receivable, less allowance for doubtful accounts of $10,000, each period	710,979	880,940	2,732,818
Costs and estimated earnings in excess of billings (Note 5)	493,972	181,116	228,585
Inventories	40,936	65,347	86,736
Prepaid expenses and other current assets	21,547	42,623	52,527
Total current assets	1,412,672	1,587,409	3,282,966

Property and equipment, net (Note 6)	79,673	104,987	100,792
Notes receivable from stockholders, less valuation allowance of $696,087	—	—	15,478
Total assets	1,492,345	1,692,396	3,399,236

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	1,222,435	721,417	2,374,733
Accrued expenses and other liabilities	47,194	91,140	101,899
Note payable to bank (Note 7)	751,928	857,668	975,088
Notes payable to third party (Note 8)	29,912	92,407	—
Note payable to stockholder (Note 9)	—	11,200	250,000
Billings in excess of costs and estimated earnings (Note 5)	62,828	434,604	114,317
Total liabilities	2,114,297	2,208,436	3,816,037

Stockholders' deficit
Preferred stock, no par value, 5,000,000 shares authorized, 3,499,924, 2,174,576 and 2,174,576 shares issued and outstanding, respectively (Note 10)	2,174,576	2,174,576	2,174,576
Common stock, no par value, 300,0000 shares authorized, 100,000 shares issued and outstanding, each period (Note 10)	401,000	401,000	401,000
Treasury stock, at cost, 22,034 shares, each period	(569,878)	(569,878)	(569,878)
Additional paid-in capital	1,764,076	1,764,076	1,114,076
Accumulated deficit	(4,391,726)	(4,285,814)	(3,536,575)
Total stockholders' deficit	(621,952)	(516,040)	(416,801)
Total liabilities and stockholders' deficit	1,492,345	1,692,396	3,399,236

See accompanying notes

F-3

SUN & SUN INDUSTRIES, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the nine months ended September 30, 2014 and 2013, and for the years ended December 31, 2013 and 2012

(Expressed in US dollars)

	Nine months ended	Nine months ended	Year ended	Year ended
	September 30, 2014	September 30, 2013	December 31, 2013	December 31, 2012
	(unaudited)	(unaudited)	(audited)	(audited)
	$	$	$	$

REVENUE	5,067,805	3,860,701	5,217,164	10,259,169

Cost of sales	4,193,574	3,159,062	4,404,173	8,846,695

GROSS PROFIT	874,231	701,639	812,991	1,412,474

Selling, general and administrative expenses	917,433	1,231,615	1,476,179	1,332,377

OPERATING (LOSS) INCOME	(43,202)	(529,976)	(663,188)	80,097

Interest expense	62,710	59,344	86,051	105,462

NET LOSS BEFORE INCOME TAXES	(105,912)	(589,320)	(749,239)	(25,365)

Income taxes (Note 14)	—	—	—	—

NET LOSS AND COMPREHENSIVE LOSS	(105,912)	(589,320)	(749,239)	(25,365)

LOSS PER SHARE, BASIC AND DILUTED	(1.06)	(5.89)	(7.49)	(0.25)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	100,000	100,000	100,000	100,000

See accompanying notes

F-4

SUN & SUN INDUSTRIES, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the nine months ended September 30, 2014 and 2013, and for the years ended December 31, 2013 and 2012

(Expressed in US dollars)

	Common stock		Preferred stock		Treasury Stock	Additional	Accumulated
		Amount		Amount	Amount	paid-in capital	deficit	Total
	Shares	$	Shares	$	$	$	$	$

As at December 31, 2011	100,000	401,000	1,174,576	1,174,576	(569,878)	1,114,076	(3,511,210)	(1,391,436)

Issuance of preferred stock (Note 10)	—	—	1,000,000	1,000,000	—	—	—	1,000,000

Net loss for the year	—	—	—	—	—	—	(25,365)	(25,365)
As at December 31, 2012 (audited)	100,000	401,000	2,174,576	2,174,576	(569,878)	1,114,076	(3,536,575)	(416,801)

Additional paid-in capital (Note 10)	—	—	—	—	—	650,000	—	650,000

Net loss for the period	—	—	—	—	—	—	(589,320)	(589,320)
As at September 30, 2013 (unaudited)	100,000	401,000	2,174,576	2,174,576	(569,878)	1,764,076	(4,125,895)	(356,121)

Net loss for the period	—	—	—	—	—	—	(159,919)	(159,919)
As at December 31, 2013 (audited)	100,000	401,000	2,174,576	2,174,576	(569,878)	1,764,076	(4,285,814)	(516,040)

Issuance of preferred stock (Note 10)	—	—	1,325,348	—	—	—	—	—

Net loss for the period	—	—	—	—	—	—	(105,912)	(105,912)
As at September 30, 2014 (unaudited)	100,000	401,000	3,499,924	2,174,576	(569,878)	1,764,076	(4,391,726)	(621,952)

See accompanying notes

F-5

SUN & SUN INDUSTRIES, INC.

STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2014 and 2013, and for the years ended December 31, 2013 and 2012

(Expressed in US dollars)

	Nine months ended	Nine months ended	Year ended	Year ended
	September 30, 2014	September 30, 2013	December 31, 2013	December 31, 2012
	(unaudited)	(unaudited)	(audited)	(audited)
	$	$	$	$

CASH USED IN OPERATING ACTIVITIES
Net loss for the period	(105,912)	(589,320)	(749,239)	(25,365)
Adjustments to reconcile net loss to net cash used in operations
Depreciation	8,314	6,794	9,059	5,520
Write-off of notes receivable from stockholders	—	—	15,478	—
Changes in operating assets and liabilities:
Accounts receivable	169,961	2,267,495	1,851,878	(1,538,679)
Inventories	24,411	—	21,389	33,777
Prepaid expenses and other current assets	21,076	11,192	9,904	(14,241)
Cost and estimated earnings in excess of billings	(312,856)	(207,597)	47,469	(228,164)
Accounts payable	501,018	(1,861,079)	(1,653,316)	1,582,339
Accrued expenses and other liabilities	(43,946)	9,927	(10,759)	16,108
Billings in excess of costs and estimated earnings	(371,776)	(28,011)	320,287	(789,725)
Net cash used in operating activities	(109,710)	(390,599)	(137,850)	(958,430)

CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
Proceeds from sale of property and equipment	17,000	—	—	—
Purchase of property and equipment	—	(70,612)	(13,254)	(1,796)
Increase (decrease) in notes receivable from stockholders	—	6,794	—	(13,478)
Net cash provided by (used in) investing activities	17,000	(63,818)	(13,254)	(15,274)

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
Repayment of note payable to bank	(105,740)	(92,287)	(117,420)	(120,000)
Proceeds from (repayment of ) notes payable to third party	(62,495)	128,570	92,407	(38,710)
(Repayment of) proceeds from note payable to a stockholder	(11,200)	414,600	411,200	—
Proceeds from issuance of preferred stock	—	—	—	1,000,000
Net cash (used in) provided by financing activities	(179,435)	450,883	386,187	841,290

Net (decrease) increase in cash	(272,145)	(3,534)	235,083	(132,414)
Cash, beginning of the period	417,383	182,300	182,300	314,714
Cash, end of the period	145,238	178,766	417,383	182,300

See accompanying notes

F-6

SUN & SUN INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Sun & Sun Industries, Inc. (the “Company”) performs energy optimization lighting projects using a customized approach that includes design and installation of energy efficient lighting products. The Company’s customers are primarily in the United States of America and territories.

2. BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are expressed in United States dollars (“USD”).

3. GOING CONCERN

The financial statements have been prepared assuming the Company will continue on a going concern basis. The Company has incurred significant operating losses, has a working capital deficit and an accumulated deficit as at September 30, 2014 and December 31, 2013 and 2012. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance that the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company, in which case the Company may be unable to meet its obligations. Should the Company be unable to realize its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded in the financial statements. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash

Cash includes cash on hand and balances with banks.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant estimates and assumptions include: inventory valuation reserves; allowance for doubtful accounts; costs to complete estimates on uncompleted contracts; deferred income tax assets and related valuation allowances; estimated useful lives of property and equipment and accruals. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Inventory

Inventory, which comprises of electrical lighting materials and supplies, is valued at the lower of cost and market value, with cost being determined on a first-in, first-out basis. The cost of inventory includes purchase price, freight, custom duties and other delivery expenses. Market for materials and supplies is net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less any applicable variable selling costs.

The Company evaluates the carrying value of inventory on a regular basis, taking into account such factors as historical and anticipated future sales compared with quantities on hand and the price the Company expects to obtain for products in the market compared with historical cost.

F-7

SUN & SUN INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Revenues from lighting projects are recognized on the percentage-of-completion method in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 605-35, “Revenue Recognition-Construction-Type and Production-Type Contracts”. Percentage-of-completion is measured principally by the percentage of costs incurred to date for each contract to the estimated total costs for such contract at completion.

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. In forecasting ultimate profitability on certain contracts, estimated recoveries are included for work performed under customer change orders to contracts, for which firm prices have not yet been negotiated but authorization to proceed with extra work is received from the customer. Due to uncertainties inherent in the estimation process, it is reasonably possible that completion costs, including those arising from contract penalty provisions and final contract settlements, will be revised in the near-term. Such revisions to costs and income are recognized in the period in which the revisions are determined.

Costs and estimated earnings in excess of billings arise in the balance sheets when revenues have been recognized but the amounts cannot be billed under the terms of the contracts. Such amounts are recoverable from customers upon various measures of performance, including achievement of certain milestones, completion of specified units, or completion of a contract.

Earnings (Loss) Per Share

The Company has adopted the ASC 260-10 which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity.

Treasury Stock

The Company records treasury stock at the cost to acquire such shares and includes treasury stock as a component of stockholders’ deficit.

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is recorded principally using straight line-method over estimated useful lives of 5 years for automobiles and trucks, 5 to 7 years for machinery and equipment, 5 to 7 years for furniture and fixtures, and 39 years for leasehold improvements.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, the Company, on a regular basis, reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on appraised value of the assets or the anticipated cash flows from the use of the asset or asset group, discounted at a rate commensurate with the risk involved.

Accounts Receivable

Accounts receivable are stated at outstanding balances, net of an allowance for doubtful accounts. The allowance for doubtful accounts is established through provisions charged against income. Accounts deemed to be uncollectible are charged against the allowance and subsequent recoveries, if any, are credited to the allowance. Management’s periodic evaluation of the adequacy of the allowance is based on past experience, aging of the receivables, adverse situations that may affect a customer’s ability to pay, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimates that may be susceptible to significant change. Unpaid balances remaining after the stated payment terms are considered past due.

F-8

SUN & SUN INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company records its financial assets and liabilities at fair value. The accounting standard for fair value (i) defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date, (ii) establishes a framework for measuring fair value, (iii) establishes a hierarchy of fair value measurements based upon the ability to observe inputs used to value assets and liabilities, (iv) requires consideration of nonperformance risk, and (v) expands disclosures about the methods used to measure fair value. The accounting standard establishes a three-level hierarchy of measurements based upon the reliability of observable and unobservable inputs used to arrive at fair value. Observable inputs are independent market data, while unobservable inputs reflect the Company’s assumptions about valuation. The three levels of the hierarchy are defined as follows:

●	Level 1: Observable inputs such as quoted prices in active markets for identical assets and liabilities;

●

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

●	Level 3: Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash, accounts receivable, note receivable from stockholders, accounts payable, accrued expenses and other liabilities, note payable to bank, notes payable to third party and note payable to stockholder.

The Company’s only financial instrument carried at fair value on the balance sheet is cash, which is classified as Level 1 assets in the fair value hierarchy.

Leases

The Company leases property and equipment in the ordinary course of business. These leases have varying terms and may or may not include purchase or buyout options and guaranteed residuals. The terms of these leases are considered when determining whether a lease is classified as operating or capital. The expense associated with leases that have escalating payment terms is recognized on a straight-line basis over the life of the lease.

Foreign Currency Translation

The functional currency of the Company is USD. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All exchange gains or losses arising from translation of these foreign currency transactions are included in net income (loss) for the period.

F-9

SUN & SUN INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for under ASC 740 Accounting for Income Taxes. The Company provides for federal and state income taxes payable, as well as for those deferred because of the timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. The effect of a change in tax rates is recognized as income or expense in the period of the change. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.

Recently issued accounting pronouncements

In July 2013, the FASB issued ASU 2013-11, “Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists,” which defines the presentation requirements of an unrecognized tax benefit, or a portion of an unrecognized tax benefit, in the financial statements. The new guidance will be effective for the Company beginning October 1, 2014. The Company is currently evaluating the impact of adopting this guidance.

In April 2014, the FASB issued ASU 2014-08, “Presentation of Financial Statements and Property, Plant, and Equipment- Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity,’’ which revises what qualifies as a discontinued operation, changes the criteria for determining which disposals can be presented as discontinued operations and modifies related disclosure requirements. This ASU will be effective for the Company for applicable transactions occurring after October 1, 2015. The Company will prospectively apply the guidance to applicable transactions.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” which the intent is to define the Company’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. This ASU will be effective for the Company October 1, 2017. The Company will prospectively apply the guidance to applicable transactions.

5. COSTS AND ESTIMATED EARNINGS

Costs and estimated earnings and related amounts billed are as follows:

	As at September 30, 2014	As at December 31, 2013	As at December 31, 2012
	$	$	$

Cost incurred	3,812,150	3,813,419	9,088,635

Estimated earnings, thereon	870,068	44,529	1,065,294
	4,682,218	3,857,948	10,153,929

Less: Billings to date	4,251,074	4,111,436	10,039,661
	431,144	(253,488)	114,268

F-10

SUN & SUN INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

5. COSTS AND ESTIMATED EARNINGS (continued)

Such amounts are included in the accompanying Balance Sheets under the following captions:

	As at September 30, 2014	As at December 31, 2013	As at December 31, 2012
	$	$	$

Cost and estimated earnings in excess of billings	493,972	181,116	228,585

Billings in excess of costs and estimated earnings	(62,828)	(434,604)	(114,317)
	431,144	(253,488)	114,268

6. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	As at September 30, 2014	As at December 31, 2013	As at December 31, 2012
	$	$	$
Automobiles and trucks	251,702	278,912	244,944
Machinery and equipment	151,582	151,582	151,582
Furniture and fixtures	138,866	134,763	134,763
Lease improvement	25,434	25,434	25,434
Total costs	567,584	590,691	556,723
Less: Accumulated depreciation	(487,911)	(485,704)	(455,931)
	79,673	104,987	100,792

7. NOTE PAYABLE TO BANK

This represents the amount payable to a bank under the Restated and Final Forbearance Agreement (the “Agreement”) dated September 30, 2014. The note is secured by substantially all assets of the Company and personal guarantees from the stockholders and a related party. The note bears interest at the rate of 10% per annum, payable monthly. It is due for repayment on the forbearance termination date of March 31, 2015. The Agreement includes certain financial and other covenants which will primarily be tested on a calendar year basis.

The balance outstanding as at December 31, 2013 and 2012 was under a previous agreement having similar term for security and interest.

8. NOTES PAYABLE TO THIRD PARTY

Notes payable to a third party represents financing provided by a third party to meet the Company’s working capital and capital assets requirements. These notes are secured by the assets of the Company and promissory notes signed by the stockholders. Interest on these loans ranges from 8% to 18% per annum with various periodical payments due within a year from the balance sheet date.

9. NOTE PAYABLE TO STOCKHOLDER

The note payable to stockholder as at December 31, 2013 and 2012 was interest free, unsecured and without any repayment term.

F-11

SUN & SUN INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

10. STOCKHOLDERS’ DEFICIT

The Company is authorized to issue 5,000,000 shares of preferred stock with no par value and had 3,499,924, 2,574,576 and 2,174,576, shares of preferred stock issued and outstanding as at September 30, 2014, December 31, 2013 and 2012.

The Company is authorized to issue 300,000 shares of common stock with no par value and had 100,000 shares of common stock issued and outstanding for each of the period ended September 30, 2014, December 31, 2013 and 2012.

During the year ended December 31, 2012 the Company issued 1,000,000 shares of preferred stock and raised $1,000,000 pursuant to a share subscription agreement.

During the year ended December 31, 2013, one of the Company’s preferred stockholder contributed $650,000 as additional paid-in capital to the Company.

During the nine months ended September 30, 2014, the Company issued 1,325,348 preferred stock, without consideration, to the existing stockholders to adjust their ownership percentage pursuant to the Distribution Agreement dated October 17, 2014.

11. COMMITMENTS, CONTINGENCIES AND GUARANTEES

Lease commitments

The Company leases its headquarters under an operating lease on a one year lease for approximately $5,400 per month.

Contingencies and guarantees

During the ordinary course of business activities, the Company may be a party to contract related claims and may be contingently liable. Management believes that adequate provisions have been made in the accounts where required.

A stockholder and certain related parties of the Company (the “Guarantors”) have granted personal guarantees for certain obligations of the Company, including but not limited to certain project-specific bonding requirements, bank loans and credit cards obligations. As at September 30, 2014 and December 31, 2013 and 2012, such amounts approximated to $1,600,000.

12. RETIREMENT PLAN

The Company sponsors a defined contribution retirement plan (the Plan) under section 401(k) of the Internal Revenue Code, covering substantially all employees who have three months of continuous service and are at least 21 years old. Employee may elect to defer up to 100% of their wages up to a maximum of $16,500. The plan also allows the Company to make discretionary contributions to the Plan each year based on employees’ compensation. The Company did not make any contributions for the nine months ended September 30, 2014 and for the years ended December 31, 2013 and 2012.

13. RELATED PARTY TRANSACTION

Related parties include stockholders and the entities in which either the Company or the stockholder has an investment. The Company’s transactions with related parties are carried out on normal commercial terms and in the ordinary course of the Company’s business.

During the year ended December 31, 2012, the Company’s sales to a related entity owned by one of the stockholders amounted to $123,523.

F-12

SUN & SUN INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

14. INCOME TAXES

The provision for income taxes differs from the amounts which would be provided by applying the federal and state corporate income tax rates to the net loss before provision for income taxes for the following reasons:

	Period ended September 30, 2014	Period ended September 30, 2013	Year ended December 31, 2013	Year ended December 31, 2012
	$	$	$	$

Federal income taxes at the statutory tax rate	(36,010)	(200,369)	(254,741)	(8,624)
State and local income taxes	(9,363)	(52,096)	(66,233)	(2,242)
Valuation allowance	45,373	252,465	320,974	10,866
	—	—	—	—

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components:

	Period ended September 30, 2014	Period ended September 30, 2013	Year ended December 31, 2013	Year ended December 31, 2012
	$	$	$	$

Non-capital losses carried forward	663,829	463,843	618,457	353,193
Other temporary differences	204,661	153,495	204,660	148,950
Valuation allowance	(868,490)	(617,338)	(823,117)	(502,143)
	—	—	—	—

F-13

SUN & SUN INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

14. INCOME TAXES (continued)

The Company had unused net operating losses carryovers as detailed below.

	Period ended September 30, 2014	Period ended September 30, 2013	Year ended December 31, 2013	Year ended December 31, 2012
	$	$	$	$

Federal	1,621,462	1,136,663	1,515,550	895,602
State	1,272,990	875,309	1,167,078	550,768
	2,894,452	2,011,971	2,682,628	1,446,370

These losses are available to offset taxable income and are expected to expire by 2033.

15. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

	Period ended September 30, 2014	Period ended September 30, 2013	Year ended December 31, 2013	Year ended December 31, 2012
	$	$	$	$

Cash paid for interest	62,710	59,344	86,051	105,462
Cash paid for income taxes	—	—	—	—
	62,710	59,344	86,051	105,462

During the year ended December 31, 2013, loan amounting to $250,000 from a stockholder was transferred to additional paid-in capital (Note 9).

16. SEGMENT INFORMATION

The Company manages its business, analyzes and reports its results of operations on the basis of one operating segment - design and installation of energy efficient lighting products. Management uses one measure of profitability and does not segment its business for internal reporting. All of the Company’s revenues is derived from customers domiciled in the United States of America and territories.

17. FAIR VALUE MEASUREMENTS

The Company’s financial instruments are exposed to certain financial risks, including credit risk and liquidity risk.

Credit Risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations, and arises principally from the Company’s cash and trade accounts receivable. The Company places its cash with institutions of high creditworthiness. The carrying value of the financial assets represents the maximum credit exposure.

The Company minimizes credit risk by routinely reviewing the credit risk of the counterparty to the arrangement and maintains an allowance for doubtful accounts related to credit risk.

F-14

SUN & SUN INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

17. FAIR VALUE MEASUREMENTS (continued)

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis and its expansionary plans. The Company ensures that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash.

The Company is exposed to liquidity risk as its continued operation is dependent upon its ability to obtain financing, either in the form of debt or equity, or achieving profitable operations in order to satisfy its liabilities as they come due.

18. SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined the following material subsequent event to report.

On October 20, 2014 (the “Closing”), Eco-Shift Power Corp., a Delaware corporation (“ECOP”), entered into a Share Purchase and Exchange Agreement with the Company and its common stockholders (the “Agreement”). Pursuant to the Agreement, ECOP acquired 100% of the issued and outstanding shares of common stock of the Company from the two holders thereof, in exchange for the issuance of 9,850,000 shares of ECOP common stock and the payment of cash in the aggregate amount of $250,000. All preferred stock and shareholder notes of the Company were cancelled at the Closing. As a result of this transaction, the Company became a wholly owned subsidiary of ECOP. ECOP also agreed to grant an aggregate of 1,200,000 shares of its common stock to certain key members of management of Sun promptly following the Closing.

Pursuant to the Agreement, ECOP agreed to indemnify a stockholder and certain related parties of Sun (the “Guarantors”) with respect to personal guarantees granted by them for certain obligations of Sun, including but not limited to certain project-specific bonding requirements, bank loans and credit cards obligations. Such amounts are approximately $1,640,000. In addition, ECOP has agreed to refinance certain obligations of Sun guaranteed by the Guarantors, and failing to do so ECOP will release approximately 3,500,000 shares of its common stock currently held in escrow to the Guarantors as additional consideration.

F-15